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                                                                      Exhibit 21

                             WESTERN RESOURCES, INC.
                         Subsidiaries of the Registrant

             Subsidiary              State of Incorporation    Date Incorporated
             ----------              ----------------------    -----------------

1) Kansas Gas and Electric Company           Kansas             October 9, 1990

2) Westar Industries, Inc.                   Kansas             October 8, 1990

3) Protection One, Inc.                      Delaware            June 21, 1991